Exhibit 99.2

Quanergy Announces Closing of $16.7 Million Upsized Underwritten Public Offering

SUNNYVALE, Calif., November 2, 2022 (GLOBE NEWSWIRE) -- Quanergy Systems, Inc., (NYSE:QNGY) (“Quanergy” or the “Company”) a leading provider of LiDAR sensors and smart 3D solutions, today announced the closing of its previously announced underwritten public offering for gross proceeds of approximately $16.7 million prior to deducting underwriting discounts and commissions and offering expenses.

The offering was comprised of 9,800,000 Units, with each Unit consisting of one share of our common stock, par value $0.0001 per share (the “Common Stock”) and two warrants to purchase one share of our Common Stock (the “Unit Warrants” and, together with the shares of Common Stock underlying such Unit Warrants, the “Units”) at a public offering price of $1.70 per Unit. Each Unit Warrant has an exercise price of $1.70 and is exercisable for one share of Common Stock with a term of five years following the issuance date.

Maxim Group LLC acted as sole book-running manager in connection with this offering.

In addition, the company granted the underwriter a 30-day option to purchase up to 1,470,000 additional shares of Common Stock, and/or 2,940,000 Unit Warrants to purchase 2,940,000 shares of Common Stock, solely to cover over-allotments, if any, at the public offering price, less the underwriting discounts and commissions, of which Maxim Group LLC partially exercised its option to purchase such 2,940,000 Unit Warrants to purchase up to 2,940,000 shares of Common Stock.

The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-267420), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on October 28, 2022. The offering was made solely by means of a prospectus. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Quanergy Systems, Inc.

Quanergy’s (NYSE: QNGY) mission is to create powerful, affordable smart LiDAR solutions for IoT and automotive applications to enhance people’s experiences and safety. Through Quanergy’s smart LiDAR solutions, businesses can now leverage real-time, advanced 3D insights to transform their operations in a variety of industries including industrial automation, physical security, smart cities, smart spaces and much more. Quanergy solutions are deployed by nearly 400 customers across the globe. For more information, please visit us at www.quanergy.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements, including, but are not limited to, statements regarding the closing of the underwritten offering and the over-allotment option. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside Quanergy’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: Quanergy’s history of operating losses; Quanergy’s ability to obtain additional capital to meet its financial obligations and support planned business growth; Quanergy’s ability to evaluate its business and prospects; the risk that markets for LiDAR products, including autonomous driving, security & smart spaces, robotics, industrial and other commercial applications, develop more slowly than Quanergy expects, or long- term end-customer adoption rates and demand are slower than Quanergy expects; the risk that Quanergy’s product integration could face complications or unpredictable difficulties, which may adversely impact customer adoption of its products; the competitive environment in which Quanergy operates; the ability of Quanergy’s Optical Phased Array (“OPA”) based product to meet industry requirements for range, resolution or general performance; developments in alternative non-LiDAR technologies may adversely affect the demand for LiDAR sensors; Quanergy’s ability to effectively grow its global sales and marketing organization, or maintain or grow an effective network of distributors, value-added resellers, and integrators; Quanergy’s business initiatives may prove more costly than its currently anticipates; Quanergy’s limited manufacturing capacity and dependence primarily on a small number of contract manufacturers and manufacturing partners; Quanergy’s reliance on sole source suppliers; the risk that Quanergy may incur significant direct or indirect liabilities in connection with its product warranties; Quanergy’s ability to maintain the listing of Quanergy’s its securities on the New York Stock Exchange; Quanergy has been and may continue to be subject to litigation regarding intellectual property rights that could be costly, including claims that it is infringing third-party intellectual property; Quanergy’s ability to remain in compliance with numerous laws and governmental regulations across various jurisdictions concerning the manufacturing, use, distribution and sale of its products; global supply chain frictions, the COVID-19 pandemic, Russia’s aggression in Ukraine and other macroeconomic factors may adversely affect Quanergy’s ability to source components in a timely or cost-effective manner from our third-party suppliers due to, among other things, work stoppages or interruptions; and other risks and uncertainties indicated in Quanergy’s filings with the U.S. Securities and Exchange Commission. In addition, forward-looking statements reflect Quanergy’s expectations, plans or forecasts of future events and views only as of the date of this press release. Quanergy anticipates that subsequent events and developments will cause its assessments to change. However, while Quanergy may elect to update these forward-looking statements at some point in the future, Quanergy specifically disclaims any obligation to do so, except as required by law.

Media Contact:

Shannon Van Every

media@quanergy.com

Investors:

QuanergyIR@ICRinc.com